FANATIC FANS INC. and WCS ENTERPRISES, LLC
UNAUDITED CONDENSED COMBINED PROFORMA BALANCE SHEET

ASSETS
	Historical
		WCS				Pro forma
	Fanatic Fans Inc.	Enterprises, LLC			Pro forma	Combined
	June 30, 2014	June 30, 2014			Adjustments	June 30, 2014
	(Unaudited)				(Unaudited)	(Unaudited)
Current Assets
Cash and cash equivalents	$76,774	$78,379				$155,153
Lease receivable	-	950				950
Prepaid expenses	-	404				404

Total Current Assets	76,774	79,733				156,507

Property and equipment, net	350	1,201,500				1,201,850
Deposits	818	-				818

Total Assets	$77,942	$1,281,233				$1,359,175

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Related party notes payable	250,000	-				250,000
Mortgages payable, current portion	-	29,841				29,841
Accounts payable - trade	32,046	3,805				35,851
Accrued liabilities	9,664	3,842				13,506

Total Current Liabilities	291,710	37,488				329,198

Mortgages payable	-	997,948				997,948
Customer deposits	-	3,600				3,600
Deferred option revenue	-	3,900				3,900

Total Liabilities	291,710	1,042,936				1,334,646

Stockholders’ Equity (Deficit)
Preferred stock	-	-				-
Common stock	20,026	-	[A	]	20,410	40,436
Members’ equity	-	1,161,121	[B	]	(1,161,121)	-
Additional paid-in capital	11,725,286	-	[A	]	(20,410)	10,933,282
			[B	]	1,161,121
			[C	]	(11,959,080)
			[D	]	10,026,365
Accumulated deficit	(11,959,080)	(922,824)	[C	]	11,959,080	(10,949,189)
			[D	]	(10,026,365)

Total Stockholders’ Equity (Deficit)	(213,768)	238,297				24,529

Total Liabilities and Equity (Deficit)	$77,942	$1,281,233				$1,359,175

See Notes to Unaudited Condensed Combined Pro forma Financial Information

FANATIC FANS INC. and WCS ENTERPRISES, LLC
UNAUDITED CONDENSED COMBINED PROFORMA STATEMENT OF OPERATIONS

	Historical
	Fanatic Fans Inc.	WCS Enterprises, LLC				Pro forma
	For the Year Ended	For the Period from			Pro forma	Combined for the
	June 30, 2014	Inception to June 30, 2014			Adjustments	Year Ended June 30, 2014
	(Unaudited)				(Unaudited)	(Unaudited)

Rental revenues	$-	$11,750			$-	$11,750

Cost of revenues	-	-			-	-

Gross profit	-	11,750			-	11,750
Impairment of goodwill	-	-	[D	]	10,026,365	10,026,365
General and administrative expenses	1,345,386	927,361			-	2,272,747

	(1,345,386)	(915,611)			(10,026,365)	(12,287,362)

Other Income (Expense):
Gain on settlement of debt	78,738	-			-	78,738
Interest expense	(261,097)	(7,213)			-	(268,310)

	(182,359)	(7,213)			-	(189,572)

Loss from continued operations	(1,527,745)	(922,824)			(10,026,365)	(12,476,934)

Income from discontinued operations	988,111	-	[E	]	(988,111)	-

Loss before income taxes	(539,634)	(922,824)			(11,014,476)	(12,476,934)

Income taxes	-	-			-	-

Net loss	$(539,634)	$(922,824)			$(11,014,476)	$(12,476,934)

Basic loss per share	$(0.03)					$(0.31)

Pro forma number of shares outstanding	20,025,710					40,435,710

See Notes to Unaudited Condensed Combined Pro forma Financial Information

FANATIC FANS INC. and WCS ENTERPRISES, LLC
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL INFORMATION

Fanatic Fans Inc.

FFI (formerly known as Calibrus, Inc.) was incorporated on October 22, 1999, in the State of Nevada.  Most recently, FFI made a decision to focus on its Social Networking operations which currently include Fanatic Fans, a mobile smartphone application centered around live sporting and entertainment events, and JabberMonkey, a social expression website centered around gathering public opinion on current events.

Pro Forma Adjustments (Unaudited)

[A] To record the acquisition of 100% of the ownership interest of WCS through the issuance of 20,410,000 shares of FFI’s common stock.

[B] To record the elimination of the Member’s equity of WCS on the date of acquisition.

[C] To record the elimination of the accumulated deficit of FFI prior to the date of the acquisition. The ownership interests of the former owners of WCS in the combined enterprise is greater than the ongoing shareholders of FFI and, accordingly, the management of WCS assumes operating control of the combined enterprise.  Consequently, the acquisition is accounted for with the retroactive adjustment of WCS legal capital to the legal capital of FFI and the simultaneous WCS purchase and recording at fair value of the assets of FFI; thereby, recording the transaction as a “Reverse Acquisition” for accounting and financial reporting purposes.

[D] To record the impairment of goodwill generated as a result of the reverse acquisition of FFI.  Goodwill was recorded as the excess of (i) the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition date fair value of any previous equity interest in the acquired over the (ii) fair value of the net identifiable assets acquired.  We determined that goodwill was impaired and the impairment loss was the amount by which the carrying value of the assets exceeded fair value.

[E] To remove discontinued operations from the pro forma presentation as they are not expected to be recurring in the future continued operations of the combined entities.

Pro Forma Loss Per Share (Unaudited)

Shares issued and outstanding prior to acquisition                                                                                                           20,025,710
Shares issued in acquisition                                                                                                                                                   20,410,000
Pro forma shares issued and outstanding (denominator)                                                                                                  40,435,710